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                                                                 Exhibit 10.5(e)


                                 FIFTH AMENDMENT
                                       OF
                           EVEREN CAPITAL CORPORATION
                    401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of September 1, 1995)



         WHEREAS, EVEREN Capital Corporation (the "company") maintains the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (As Amended and Restated Effective as of September 1, 1995) (the "plan"); and

         WHEREAS, the plan has been amended, and further amendment of the plan now is considered desirable;

         NOW, THEREFORE, pursuant to the power reserved to the committee under the plan (the "committee") by subsection 18.1 of the plan, the plan, as amended, is hereby further amended, effective as of January 1, 1996, in the following particulars:

         1. By adding the following new subsection 4.10 to the plan immediately after subsection 4.9 thereof:

         "4.10. 1996 CORRECTIVE CONTRIBUTION. Subject to the conditions and limitations of the plan, each employer shall make a contribution to the plan of $985.00 (the '1996 corrective contribution') on behalf of each participant who is employed by that employer on December 31, 1996, and whose compensation (as defined below) for 1996 is less than $15,000.00. For purposes of this subsection, a participant's compensation shall equal the participant's income for 1996 from the employers as shown on the participant's Federal wage and tax statement for 1996 (Form W-2, Box 1), but including for such plan year all of a participant's income deferral contributions under this plan and all salary reductions made by the participant pursuant to an arrangement maintained by an employer under Section 125 of the Code during the plan year. The 1996 corrective contribution shall be paid in cash (without interest) to the trustee as soon as practicable following the end of the
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         1996 plan year, but not later than the time prescribed by law for filing the company's Federal income tax return for such plan year, including extensions thereof. The 1996 corrective contribution shall be applied in accordance with subsections 4.6 and 6.2 and shall be subject to the requirements of subsection 4.7."

                  2. By adding the following sentence at the end of subsection
         8.1 of the plan:

         "Finally, if the 1996 corrective contribution would cause a participant's annual addition for the 1996 plan year to exceed the limitations of this subsection 8.1, the applicable portion of such contribution shall be forfeited prior to applying the provisions of paragraphs (a), (b), and (c) above, and any such forfeited amount shall be applied in accordance with paragraph (c) above."

         IN WITNESS WHEREOF, the undersigned duly authorized member of the committee has caused the foregoing amendment to be executed this day of July, 1997.


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                                        On behalf of the committee as aforesaid